Exhibit 99.2

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PRESENTATION

Operator

Good day and welcome to the Cynosure/Palomar Medical Technologies investor call. Today’s call is being recorded. There will be an opportunity for questions at the end of the call. (Operator Instructions). At this time I would like to turn the call over to Mr. Scott Solomon, Vice President for Sharon Merrill Associates. Please go ahead, sir.

Scott Solomon - Sharon Merrill Associates - IR

Thank you, Jessie, and good morning, everyone. Thank you for joining us today. With me on this morning’s call are Michael Davin, Cynosure’s Chairman, President and Chief Executive Officer; Tim Baker, Executive Vice President and Chief Financial Officer; and Joe Caruso, Chairman, President and CEO of Palomar Medical Technologies. Michael and Joe will discuss the strategic highlights of today’s announcement; Tim will review the financial terms of the transaction and then open the line for questions.

Before we begin please note that various remarks management makes on this conference call about future expectations, plans and prospects constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995.

These statements include, but are not limited to — statements about long-term growth and profitability; the expectation of an accretive transaction to Cynosure in calendar 2014 with the implementation of $8 million to $10 million in synergies; the integration of operations; the tax-free nature of the transaction and the timing of the closing of the transaction.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may individually or mutually impact the matters herein and cause actual results, events and performance to differ materially from such forward-looking statements.

These risk factors are detailed under the Risk Factors heading in both the Cynosure annual report on Form 10-K for the year ended December 31, 2012 and the Palomar annual report on Form 10-K for the year ended December 31, 2012. With that I will turn the call over to Michael Davin.

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Thank you, Scott. Good morning, everyone, and thank you for joining us on what is a momentous day for Cynosure and Palomar. We are excited to be welcoming Joe and the entire Palomar team both here in Massachusetts and around the world to our organization.

The definitive agreement we announce today will create one of the world’s premier aesthetic laser and light-based companies, one that blends not only complementary products and technologies but similar corporate cultures. And that is incredibly important because it creates a level of continuity that is key as Cynosure and Palomar combine into one unified organization.

Each company has a history of product innovation and a heritage that spans more than 20 years. We have pursued similar growth paths as leaders in aesthetic laser and light-based devices. As the Cynosure management team and Board considered this transaction we did so with an eye toward one overarching objective — to continue to create shareholder value through industry leadership, technology innovation and profitable growth.

With that as a backdrop here is why we believe Cynosure’s acquisition of Palomar will be an effective, efficient value generating transaction for shareholders of both companies.

First, we believe that this transaction creates a company with the industry’s broadest aesthetic laser capabilities and most comprehensive product portfolio.

Second, the acquisition strengthens our global distribution network creating a combined field sales force of more than 80 reps in North America, direct distribution in nine foreign countries and third-party distributors in over 100 countries. The geographic fit between our two companies is a good one. Palomar brings particular expertise in international markets such as Japan and Australia.

Third, the transaction enhances the intellectual property position of our combined company. We will have a total of more than 80 US patents covering numerous key innovations. We believe that as a device technology company a broad patent position is an important differentiator in the market and is key to long-term success.

Fourth, our combined installed base of more than 20,000 systems creates a substantial cross-selling opportunity in terms of new workstations, technology enhancements and services.

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And finally, this transaction leverages the efficiencies and economies of scale of the combined company to generate a significant level of synergies which we estimate will be between $8 million and $10 million in 2014.

With the acquisition of Palomar our balance sheet will remain strong and debt-free. On a pro forma basis for the transaction as of December 31, 2012, the companies combined had approximately $87 million in cash and no debt. That provides us with the financial flexibility necessary to continue to execute our growth strategy.

Beyond our strategic rationale, we also are excited about the benefits of bringing together two organizations built on a commitment to meaningful innovation. Cynosure has established its reputation with industry leading minimally invasive systems such as Cellulaze and Smartlipo and most recently our promising new PicoSure picosecond laser for clearing tattoos and benign pigmented lesions.

Meanwhile Palomar has launched novel products such as the Icon laser and Intense Pulsed Light platform and the new Vectus Diode Laser for permanent hair reduction. Many of these systems have been elevated to gold standard status by physicians for their respective applications.

Cynosure and Palomar also share a common business philosophy. The tenets of this philosophy include providing comprehensive training and marketing support that enables our customers to efficiently grow their aesthetic practices through new products and service offerings. It also extends to a deep commitment to the comfort and safety of the patients they serve through technology advances such as intelligent energy delivery, skin cooling and temperature control.

We are confident that we are acquiring a first-class organization led by a strong management team consisting of industry veterans. We expect this deal to deepen our existing talent base as we gain skilled employees and management strength. The leadership strength begins with Joe Caruso who will be joining us as Vice Chairman and President.

We look forward to welcoming the Palomar team to Cynosure. We envision a smooth transition and integration that will achieve the full operational and financial benefits of this combination for customers, employees and shareholders. Now let me turn the call over to Joe for his comments. Joe?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

Thank you, Mike, and good morning, everyone. It’s a pleasure to be with you today. Mike talked about the business and cultural similarities between Cynosure and Palomar. It would be difficult to find two organizations where the entrepreneurial spirit and the enthusiasm to develop superb technology is any stronger.

Our companies have approached the engineering challenge of creating high quality aesthetic laser products from slightly different perspectives but very complementary ones. And the drive, passion and professionalism we have invested in the effort is very much the same.

The combined company will be positioned for success based on a seasoned management team, a talented employee base, a comprehensive and complementary product portfolio, unique core technologies, a deep intellectual property position and a strong balance sheet. I am confident that Palomar is becoming part of an outstanding organization positioned for continued growth and success.

Our Board of Directors and management team believe that this transaction makes strategic sense for our company, offers an attractive premium to our shareholders and creates exciting opportunities for our employees. Now Tim will go over the financial terms of the transaction.

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Thanks, Joe. Good morning. I’d like to quickly cover the terms of the transaction. As Mike mentioned, we are acquiring 100% of the outstanding Palomar stock for approximately $294 million. The transaction will be funded through a combination of cash and stock.

Shareholders of Palomar stock will receive approximately $6.83 in cash and approximately $6.83 in Cynosure common stock subject to adjustments and collar provisions outlined in the merger agreement. Cynosure will issue approximately 5.2 million shares and fund the approximately $147 million in cash consideration through existing cash balances.

The acquisition price of $13.65 represents a premium of approximately 23% above Palomar’s average closing price and a premium of approximately 34% over Palomar’s average enterprise value excluding cash since the announcement of Palomar’s 2012 year-end results on February 7, 2013. The acquisition is expected to be accretive to Cynosure in calendar 2014 with the implementation of $8 million to $10 million in projected synergies.

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As Mike mentioned, on a pro forma basis for the transaction as of December 31, 2012, the companies combined had approximately $87 million in cash and no debt. The Boards of both companies have approved the transaction which is expected to close in the third quarter of 2013. The acquisition is subject to customary closing conditions, regulatory approvals and the approval of Palomar’s shareholders. In addition, Cynosure shareholders will need to approve the share issuance.

It is anticipated that the transaction will be tax-free to Palomar’s shareholders with respect to the stock component. Upon completion of the transaction current Cynosure shareholders will own approximately 77% and current Palomar shareholders will own approximately 23% of the combined company.

In conclusion, we believe that this will prove to be a milestone acquisition for Cynosure and a win for the shareholders, customers and employees of both companies. We would now like to open the call for questions. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions). Matthew Dodds, Citigroup.

Matthew Dodds - Citigroup - Analyst

A couple of questions for you. First, on the third-party distributors, you have got a lot of them it sounds like between the two companies. How long does it take to restructure those? Do you leave them alone for a while? How do you eventually integrate those?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Yes, Matt, it’s Michael. Yes, exactly. We at this point will leave them alone definitely and we will want to just review the overall global distribution as it relates to our third-party distribution, similar to what we did with ConBio. And today many of those distributors are still distributing on behalf of Cynosure. And so, we anticipate just to continue to strengthen that network with this broad base of third-party distributors.

Matthew Dodds - Citigroup - Analyst

And then just one synergy question. On the $8 million to $10 million, Michael or Tim, how much of that is SG&A versus cost of goods roughly?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Initially the majority of that will be SG&A. We do think there is some cost of goods synergies, but that may take a little longer to realize.

Matthew Dodds - Citigroup - Analyst

Great. Thanks, Tim; thanks, Michael.

Operator

Rich Newitter, Leerink Swann.

Rich Newitter - Leerink Swann - Analyst

Congratulations. So I just wanted to ask actually two questions. The $8 million to $10 million in projected synergies, that is all on a GAAP basis, correct?

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Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

That’s correct.

Rich Newitter - Leerink Swann - Analyst

And, I’m sorry — and the accretion is GAAP as well?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

That’s correct.

Rich Newitter - Leerink Swann - Analyst

Okay. And is it safe to assume that that doesn’t even factor in sales synergies, you are kind of right now just thinking purely on the cost side?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

It’s something we’re obviously evaluating, Rich, in a lot of different areas. So that would have some sales but mostly it is overall SG&A cost.

Rich Newitter - Leerink Swann - Analyst

Okay. And as I think about kind of Palomar’s R&D spending, I know they had been spending significantly and then that ratcheted down in the fourth quarter of 2012. But it is still an above average pace relative — up above average margin relative to the industry and your kind of R&D spend levels. Is that an area that you would expect to bring in more in line with kind of Cynosure’s corporate average? And can you talk about where the R&D dollars and how you allocate that — where the projects are going to be?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Yes I mean, Rich, I will just comment on — first of all, we are very excited about the opportunity to bring these two explosive research and development teams together. As you are aware, Palomar has done an outstanding job launching on a regular basis exciting new technologies as well as our team has done.

So we believe it’s going to be a very, very talented team as we bring them together to continue to innovate exciting technologies for the Company. As it relates to maybe percentage of spending going forward, Joe, maybe you can comment a little bit on the past spending and maybe where we see things going in the future?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

Sure. Hi, Rich. As we have talked about on our conference calls over the last couple of quarters, Palomar has made significant investments in not only core technologies but products over the past few years. And it is one of the driving forces and reasons that this is so exciting to us, because we have an enhanced distribution base with both companies. And we’re able to launch these products more effectively, not only products we have today but some of the products we have in the back room that we have planned.

Rich Newitter - Leerink Swann - Analyst

Got it. And then maybe I could ask — actually I have two more. One is on the royalty streams. Obviously Palomar has one of the stronger IP portfolios in the industry. And I believe you had actually been paying royalties to Palomar for certain hair removal patents. Can you quantify just what that has been and is that material?

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Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Sure, so we do — have been paying a royalty to Palomar based on the Anderson patents that are 7.5% of our hair removal patents — hair removal product sales. That has been roughly $2 million a year what we have been paying to Palomar in those royalties. Keep in mind a portion of those royalties then go on to MGH when we look at this as a combined entity.

Rich Newitter - Leerink Swann - Analyst

Okay. And — okay, got it. So what is the savings there and is that factored into your synergy assumptions at all?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Not really because it actually would be a wash to the combined companies.

Rich Newitter - Leerink Swann - Analyst

Okay. And then as I think about the product overlap and the customer base overlap, can you just quickly go through which products you think are most complementary? I know you do have IPL technology, but maybe Palomar’s is a little bit stronger. So can you say which products do you think you would be emphasizing in each of the respective technologies?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Yes, Rich, Michael here. If you recall when we did the follow-on back in November, we commented on the core for raising that money or the primary reason for raising that money is to fill some gaps that we had in our portfolio of technology. Two of the gaps we mentioned were IPL and also fractional technology.

With this acquisition Palomar brings the strength of those two missing components to our portfolio or the Company’s portfolio. They have a very, very strong IPL platform both in the Starlux as well as the recently launched Icon. And also in those platforms have fractional technology which is what we would call gold standard technology.

So we don’t really have an IPL, Rich, just to correct your comment. We are all laser-based. We’ve made attempts at IPL but really haven’t been successful with it. So pretty much 0% of our revenue comes from IPL in our current portfolio.

So with the Icon system, which really is the gold standard out there, and Starlux also in the international markets and also their fractional with the 1540 as well as the 2940 fractional, these are great additions to our product portfolio. On top of that, kind of a bonus that comes along also with this transaction is the diode technology.

They recently launched the Vectus I think a couple of quarters ago which is now the world’s fastest diode hair removal system on the market. And then also there is other products such as the Emerge that has been recently launched which is a low end fractional diode device. And certainly PaloVia also comes from Palomar’s unique diode manufacturing process and also innovation.

So these are three excellent additions to this now very broad portfolio with both Palomar and Cynosure’s technologies.

Rich Newitter - Leerink Swann - Analyst

That’s great. And I don’t mean to be greedy; if I could squeeze one last one in. The same question — I mean it sounds like the product overlap is fairly minimal and very complementary. Can you just talk about the strengths in international territories, where you think you bring more to the table for Palomar to leverage and then vice versa?

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Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Yes. So Palomar is direct I believe in three countries, Japan, Australia — I’m sorry, Spain and Germany. So four altogether. And we are not direct in Australia, so that is a great new opportunity for the Company. And then, as you know, we are direct in France and the UK, China, Japan and Mexico and Korea.

So we will now have direct presences in nine what we call emerging market countries. So this really strengthens our OUS distribution. Also back to your earlier question on IPL, one-third of — we would say one-third of our addressable market wants an IPL technology and probably 50% or 60% of that is OUS. This now having the ability to bring IPL technology to our worldwide essentially OUS distribution is going to be a major benefit in our cross-selling efforts into those markets.

Rich Newitter - Leerink Swann - Analyst

Thanks a lot. I will hop back in line. Thank you.

Operator

Anthony Vendetti, Maxim Group.

Anthony Vendetti - Maxim Group - Analyst

I was just wondering if we could talk a little bit about the process for approval. It doesn’t seem like there will be any FTC concerns. Third quarter — is it possible it closes earlier? And then, do you want to give any range in terms of what the accretive nature will be? And if it will be dilutive initially in the first couple quarters or at least in 2013?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Sure, Anthony, this is Tim. So just on your timing, as we said earlier, the deal is subject to customary closing conditions. There will be regulatory approvals required in terms of antitrust, obviously. We will require shareholder approval from Cynosure’s side for the issuance of the shares, from the Palomar side obviously for the deal.

It is hard to put a time on that because you have got regulatory agencies involved. So we are projecting third quarter — we’d like it to be sooner but right now we are saying third quarter.

In terms of the synergies, we are really looking — targeting 2014. And if this thing closes in the third quarter of 2013 clearly we will just be getting our hands around it at that point in time and really be focusing on what 2014 looks like. So we are really looking at synergies coming into play in 2014.

And at this point, really, we’re looking at the $8 million to $10 million cost savings — we are not looking to quantify that yet. We will update you more as we get closer to closing the transaction.

Anthony Vendetti - Maxim Group - Analyst

Okay. And you said, Mike, you were direct in China, France, Korea, UK. What was the fifth country?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

So the nine countries that the new Company will be direct — so Japan, Australia, China, Korea, Mexico. And then Spain, Germany, France and the United Kingdom. And of course obviously North America as well with both companies are direct as well.

Anthony Vendetti - Maxim Group - Analyst

Sure, sure. And just — I know this is a little bit off the path here, but on PicoSure, that started to sell at AAD, correct?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

That’s correct. We officially launched at AAD, that’s correct, Anthony.

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Anthony Vendetti - Maxim Group - Analyst

Okay, all right, good. All right, thanks.

Operator

Jim Sidoti, Sidoti & Company.

Jim Sidoti - Sidoti & Company - Analyst

Great, I wanted to ask about the retail channel. I know you have a product with Unilever and Palomar had some existing relationship with Gillette. How does this deal affect that and what are the prospects of that going forward?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Sure, this is Tim. So, in terms of the home use market, I mean obviously we have our relationship with Unilever; we don’t anticipate any changes to that. I mean we look at the PaloVia opportunity — really PaloVia represents an opportunity to leverage a proven low cost diode technology. The other benefit area is in both the consumer and the professional market.

So again, this really gives us additional bandwidth and technology to draw from. As I said, right now we will be continuing our relationship with Unilever and our strategy and really look at PaloVia as a technology opportunity to use that low cost diode both in the consumer and the professional market.

Jim Sidoti - Sidoti & Company - Analyst

All right. And then can you just tell us what you expect the share count to be starting the second half of this year?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

We are looking at about 22 million shares will be outstanding in 2014.

Jim Sidoti - Sidoti & Company - Analyst

All right. And I believe you said the direct distribution in the US will be approximately 80 reps?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

That’s correct.

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

That’s correct.

Jim Sidoti - Sidoti & Company - Analyst

All right. So, how does that transition work out?

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Michael Davin - Cynosure, Inc. - President, CEO & Chairman

In terms of —?

Jim Sidoti - Sidoti & Company - Analyst

Well, I’m sure you must have quite a bit of geographical overlap right now.

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Actually, Jim, as you know, Cynosure has been very good at diversifying our distribution. If you look in North America we actually have four different flavors of distribution. And we look to continue with this latest development — to continue to expand that, especially now that we are bringing IPL into the fold, we are bringing diode technology into the fold and fractional technology into the fold. So both companies have very strong North American distribution. We are excited to see how that plays out.

Jim Sidoti - Sidoti & Company - Analyst

So, it sounds like you may have two reps in the same territory selling different products?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Potentially.

Jim Sidoti - Sidoti & Company - Analyst

Okay. All right, thank you.

Operator

Bill Plovanic, Canaccord Genuity.

Bill Plovanic - Canaccord Genuity - Analyst

Congratulations. Just to leverage off of Jim’s question there, is it — in terms of the North American distribution, is it safe to say that you might have a bifurcation of the sales force given the OR focus of the Triplex platform versus the call point with the standard tattoo, hair and other type of products?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Well, Bill, I think, as you know, we already have a bifurcation. I mean right now we have a surgical sales force that focuses on Cellulaze, Smartlipo and some of our other products with the addition now of SlimLipo and Adivive, we are very excited about bringing fat transfer and the diode approach to laser lipolysis into that group.

We also have our core group that is out there selling the hair removal products. We also have our onychomycosis hair removal and some skin rejuvenation as well as pigment products. We have our onychomycosis sales force that is out there focused on the podiatry market. And then we also have our junior rep sales force.

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So we have today in our platform of distribution four different kind of call points or four different flavors of distribution. And now, as I mentioned to Jim, with adding IPL — a true gold standard IPL platform — and also fractional and a diode platform we can see even broadening the distribution into additional bifurcation. So we are excited about where this can take us in North America and worldwide.

Bill Plovanic - Canaccord Genuity - Analyst

Okay, okay, that’s fine. And then just — one of the things I think when — the last time I was out there visiting you it was painfully obvious you were really in need of more space. Had you already leased new space?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

No.

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

No, we have an existing lease that we have been in here — we have been in this building for seven plus years. So we were actually looking at expanding our space, but now I think we have found that solution.

Bill Plovanic - Canaccord Genuity - Analyst

Okay. So you have never signed anything, so you are not committed at this point?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Not beyond our current lease restrictions that we have always had.

Bill Plovanic - Canaccord Genuity - Analyst

And your current lease runs through —?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

2017 — 2018.

Bill Plovanic - Canaccord Genuity - Analyst

Okay. Again, great, congratulations. Thank you.

Operator

Paul Nouri, Noble Equity Fund.

Paul Nouri - Noble Equity Fund - Analyst

On Palomar’s 10-K they listed having $39 million in net operating loss carry-forwards. Should you guys be able to use that over the next couple of years?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Yes, yes, we will be.

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Paul Nouri - Noble Equity Fund - Analyst

Okay. And looking at the R&D, I mean I imagine you have some overlap. So even if you don’t bring down the overall dollar spend with the combined companies, is it going to be the case where maybe you can focus resources on some projects and then put other resources towards new projects you otherwise might not have been able to?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Yes, that is definitely one way we are looking at it.

Paul Nouri - Noble Equity Fund - Analyst

And what percent of revenues when the Company is combined is going to come from things like royalties, service and consumables versus equipment sales?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

It’s right around — service is — I think it is somewhere around — Tim has it, I’m sorry.

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

So on a combined basis — pro forma back at 12-31-12, on a combined basis of the Company, $234 million in revenue, about 80% of that will be product, about 16% will be service and 5% will be comprised as of 12-31 with royalty and other. So about 5%.

Paul Nouri - Noble Equity Fund - Analyst

And Palomar has been doing around $6 million to $7 million a year in royalties. How long is that kind of trajectory sustainable for?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

2015.

Paul Nouri - Noble Equity Fund - Analyst

And then will it totally drop-off or will it just reduce?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

It drops off — totally drops off at that point.

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

As it relates to the Anderson patent.

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

Right.

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Paul Nouri - Noble Equity Fund - Analyst

Okay. All right, I will get back in the queue, thanks.

Operator

Andy Schopick, a private investor.

Andy Schopick Private Investor

The prior question raised a couple of interesting points. After the Anderson patents drop off, there has been considerable litigation that Palomar has pursued over the years and has been successful. Those royalties from other manufacturers, there will be some complement that will accrue to you, will there not in terms of future ongoing royalties?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

Sure, this is Joe. Those license agreements stay in effect. So the royalties that we have been enjoying over the past years will continue until the expiration of the Anderson patents and at that point we will take a look at other things.

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

And, Andy, the expiration of the Anderson patents is at the beginning of 2015.

Andy Schopick Private Investor

Okay. Tim, a couple of questions for you. The issue of NOLs was raised and obviously there is a positive effect, I would think, on the bearing of your tax rate going forward until those NOLs are utilized. Clearly I recognize that there will be a lot of preparation of pro formas going forward. But can you give us any color on what you think the overall benefit to your future tax rate might be upon closing of this deal?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Yes, Andy, obviously we do look at that as an asset in the acquisition, but at this point in time it is too early to kind of quantify that and the timing of that. So we will keep you updated as we move forward into it, but we will look at that as an asset, but the timing will still be determined.

Andy Schopick Private Investor

Okay. Tim, any concerns about Hart-Scott-Rodino in terms of looking at this deal?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

We don’t. We need to go through the process; obviously there is a number of competitors in our space. This clearly could position us as a leader in this space, but we feel there’s quite a bit of competition out there still. So we are not concerned but we need to go through the process.

Andy Schopick Private Investor

Okay. Two quick ones here. When do you think pro formas will become available — in terms of future documents?

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Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Sorry, Andy, which documents?

Andy Schopick Private Investor

Pro forma preparations, will they become available anytime —?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

No, not until we get to the closing. We also have to go through all the purchase accounting exercise and allocation of purchase price. So it will be obviously post-close. So probably third quarter.

Andy Schopick Private Investor

Okay, and last one. Joe, obviously the companies will continue to operate as independent entities prior to the closing. Is it your intention to conduct conference calls for the upcoming future quarters this year until deal close?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

Yes, that’s correct.

Andy Schopick Private Investor

Thank you very much, and best of luck.

Operator

Anthony Vendetti, Maxim Group.

Anthony Vendetti - Maxim Group - Analyst

I just wanted to ask another question on the patents. I know they expire — at least the Anderson patents, in February of 2015. But has there been a discussion about the patent strategy going forward in terms of — obviously Palomar has been enforcing those patents and they have other patents that you mentioned that I am aware of as well. Has there been a discussion about what your strategy might be as a combined company going forward on the patent front?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Yes, Anthony, Michael. As you know, both companies have strong patent portfolios with greater than 80 patents now with the combined Company. And just as the same for Cynosure, if you would look at the two patents we [recently] have issued on PicoSure, which is a very important technology for us going forward.

Where it makes good business strategic sense we will enforce our intellectual property, in the same breath as we continue to innovate collectively as companies and we continue to plan that to be our cornerstone of our Company’s innovation. We are going to surround our innovation with strong intellectual property. So we will see how that plays out, but we are very pleased to have such a strong portfolio of IP.

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Anthony Vendetti - Maxim Group - Analyst

Okay. And then just as a follow-up. I think Joe, I think you said specifically so when February 2015 rolls around the royalties that Palomar has been collecting on the Anderson patents cease at that time, is that correct?

Joe Caruso - Palomar Medical Technologies, Inc. - Chairman, President & CEO

That’s correct.

Anthony Vendetti - Maxim Group - Analyst

Okay. All right, great, thanks, guys.

Operator

Rich Newitter, Leerink Swann.

Rich Newitter - Leerink Swann - Analyst

Thanks for the follow-up. Two quick ones just on the tax questions. I know you are reluctant to say what it’s going to look like, but I mean, can you give us any order of magnitude of — should we — for modeling purposes should we think of this as Cynosure’s tax rate or the combined entity will be lower by a magnitude of — I don’t know, 300 basis points — 400?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Yes, Rich, it is Tim. I think it is still too early to tell. Because the other thing with the NOLs, we need to look at how — what comprises those NOLs. So a portion of those NOLs will be going straight to APIC, so it doesn’t actually go through the book tax rate and you are going to get more to what are your cash taxes paid versus what is the effective book tax rate.

So again, we don’t want to give any wrong information and have people thinking a certain rate when effectively the cash tax will be a much different rate. So again, we have got to figure that all out and we will keep you posted.

Rich Newitter - Leerink Swann - Analyst

Okay and then can you give us a sense of what the combined cash — anticipated cash of the combined entity will be?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

So, on a pro forma basis for the transaction as of 12-31-2012 it would be $87 million.

Rich Newitter - Leerink Swann - Analyst

Oh, I’m sorry — cash flow, cash flow or free cash flow.

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

No. We will have to update you as we get the model together.

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Rich Newitter - Leerink Swann - Analyst

Okay. And maybe just one last one. Is there a possibility that you may begin to issue guidance once the deal closes given the significantly stepped up size of the organization?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Yes, we don’t anticipate that.

Rich Newitter - Leerink Swann - Analyst

Okay, thanks a lot, guys.

Operator

Steve Velgot, ICAP.

Steve Velgot - ICAP - Analyst

I had a quick question on the collar. Could you describe that in any way before the merger agreement is filed?

Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

Sure, this is Tim. So basically the collar is a 20% band across the purchase price, basically 15% on the downside and 5% on the upside. But really the details will be in the merger agreement which will be filed shortly.

Steve Velgot - ICAP - Analyst

Great, thank you.

Operator

Paul Nouri, Noble Equity Fund.

Paul Nouri - Noble Equity Fund - Analyst

Does the increased level of absolute sales on the greater resources, will it allow you to go direct in international markets where you haven’t been?

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Paul, that is a good question. We believe our direct presence is very strong right now with the combined companies in the key markets, but yes, we will be looking at other countries where the opportunity presents itself and obviously in a positive formula where we would go direct. So, yes, there is additional opportunity to go direct in other countries where we are not direct today.

Paul Nouri - Noble Equity Fund - Analyst

And were there any significant banking fees in the fourth quarter 2012 that we could take out for this year or no?

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Tim Baker - Cynosure, Inc. - EVP, CFO & Treasurer

No, all the fees will be — are incurred in 2013.

Paul Nouri - Noble Equity Fund - Analyst

Okay, thanks.

Operator

Thank you. There are no further questions at this time. I would like to turn the floor back over to Mr. Davin for any closing comments.

Michael Davin - Cynosure, Inc. - President, CEO & Chairman

Thank you, Operator. Thank you for joining us on short notice. This is an exciting announcement for both companies and we look forward to sharing our progress as we move toward completing the deal. Thank you and have a great day.

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